Exhibit (a)(1)(D)

Form of Notice of Withdrawal

DELMAR PHARMACEUTICALS, INC.

Offer to Exchange
Common Stock for Warrants exercisable for Common Stock of Delmar Pharmaceuticals, Inc.

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., PACIFIC STANDARD TIME, ON FEBRUARY 9, 2015 UNLESS THE EXCHANGE OFFER IS EXTENDED.

        The undersigned acknowledges receipt of the exchange offer statement dated January 7, 2015 (the “Exchange Offer Statement”) of Delmar Pharmaceuticals, Inc., a Nevada corporation (the “Company”), for the offer to exchange shares of the Company's common stock, par value $0.001 per share (“Common Stock”) for any or all of the Company's outstanding warrants to purchase common stock issued in connection with the Company’s private placement financings that closed on January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013 (the “Warrants”) of the Company that are validly tendered and not properly withdrawn under the terms and subject to the conditions set forth in the Exchange Offer Statement. All withdrawals of Warrants previously tendered in the Exchange Offer (as defined in the Exchange Offer Statement) must comply with the procedures described in the Exchange Offer Statement under “The Exchange Offer—Withdrawal Rights”.

        The undersigned has identified in the table below the Warrants that it is withdrawing from the Exchange Offer:

Description of Warrants Withdrawn

The undersigned elects to withdraw Warrants to purchase _______ shares of common stock

Date(s) such Warrants were tendered:

You may transmit this notice of withdrawal to the Company at the address listed below:

DelMar Pharmaceuticals, Inc.

Suite 720-999 West Broadway

Vancouver, British Columbia

Canada V5Z 1K5

email: Spraill@delpharma.com

Attention: Corporate Secretary

        This notice of withdrawal must be signed below by the registered holder(s) of the Warrants tendered as their names appear on the certificate(s). If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Signature(s):

Capacity (full title):

Address (including Zip Code):

Area Code and Telephone Number:

Tax Identification or Social Security No.:

Dated:	, 2015

        The Company will determine all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding. None of the Company, its officers or directors or any other person is under any duty to give notice of any defects or irregularities in any notice of withdrawal and none of them will incur any liability for failure to give any such notice.